EXHIBIT 8.3

福建法正联盟律师律师事务所
FUJIAN FAZHENG LEAGUE LAW FIRM

September 30, 2011

To:
Dragon Bright Mintai Botanical Technology (Cayman) Limited

Address:	Room B, 19/F., Hillier Commercial Building, 89-91 Wing Lok Street,
Sheung Wan, Hong Kong

Re: Legal Opinion on Certain PRC Tax Matters

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (the “Opinion”). For the purpose of this Opinion, the PRC shall not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

We are acting as the PRC legal counsel for Dragon Bright Mintai Botanical Technology (Cayman) Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), solely in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain selling shareholders of the Company up to 131,000,000 shares of the Company and (ii) the Company’s proposed quoting of the shares on the OTC Bulletin Board or another quotation system such as OTCQX.

In so acting, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of documents on Fujian Qianlon Agricultural Technology Co., Ltd provided to us by Dragon Bright Mintai Botanical Technology (Cayman) Limited and such other documents, corporate records, certificates, approvals issued by Governmental Authorities in the PRC and representative of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this Opinion. All the documents herein are listed in the certifying list (see Appendix A) provided by us.

In rendering this Opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and listed in the certifying list (see Appendix A) provided by us as originals, the conformity with authentic original documents submitted to us as copies and the completeness of the documents provided to us. We have further assumed the accuracy and completeness of all factual statements in all the documents provided to us and listed in the certifying list provided by us.

For the purpose of rendering this Opinion, where important facts were not independently established by us, we have relied upon certificates and confirmations issued by Governmental Authorities, the Company or representatives of the Company with proper authority and upon representations, made in or pursuant to the documents.

As used herein, (a) “Governmental Authorities” means any court, governmental agency or body or any stock exchange authorities of the PRC and (b) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are officially published and publicly available.

Based upon the foregoing, and subject to the qualifications and disclosures stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation” insofar as they constitute statement of PRC tax law, are accurate in all material respects.

We do not express any opinion herein concerning any law other than PRC tax law.

This Opinion only relates to the PRC Laws in effect on the date hereof and there is no assurance that any of such PRC Laws or regulatory practice will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours sincerely,

/s/ FUJIAN FAZHENG LEAGUE LAW FIRM

Appendix A – Certifying List

1.	Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China
Approval Number: 厦外资字[2010]0389号
《中国人民共和国外商投资企业批准证书》，批准号：厦外资字[2010]0389号

2.	Business License for Enterprise’s Legal Person
Registration Number: 350200400037793
《企业法人营业执照》，注册号：350200400037793

3.	Tax Registration Certificate
Xiamen Taxation Code: 350206562822292号
《税务登记证》：厦征税字350206562822292号

4.	PRC Organizational Structure Code Permits
Code: 56282229-2
《中华人民共和国组织机构代码证》，代码：56282229-2

5.	Permits Accounts
Approval Number: J3930011110601
《开户许可证》，核准证：J3930011110601

6.	Capital Verification Report
by Xiamen Dongyou Certified Public Accountants Co., Ltd.
Reference number: 厦东会外资验（2010）YZ字第10077号
厦东会外资验（2010）YZ字第10077号《验资报告书》
（厦门东友会计师事务所出具）

7.	Capital Verification Report
by Xiamen Dongyou Certified Public Accountants Co., Ltd.
Reference number: 厦东会外资验（2011）YZ字第0011号
厦东会外资验（2011）YZ字第0011号《验资报告书》
（厦门东友会计师事务所出具）

Remark: All the documents above is on Fujian Qianlon Agricultural Technology Co., Ltd.